Exhibit 99.1

BIODEL REPORTS FIRST QUARTER FISCAL YEAR 2015 FINANCIAL RESULTS

Conference Call and Audio Webcast to be Held Today, February 12, at 5:00 p.m. ET

DANBURY, Conn., February 12, 2015 (GLOBE NEWSWIRE) - Biodel Inc. (Nasdaq: BIOD) today reported financial results for the first fiscal quarter ended December 31, 2014.

Portfolio highlights since last fiscal quarter:

●	Reported Phase 2a meal study data for Study 3-151, which demonstrated superior post-meal glucose control of BIOD-531 compared to marketed prandial/basal insulins Humalog® Mix 75/25 and Humulin® R U-500 in patients with diabetes who require high doses of insulin
●

On track for completion of dosing in the middle of February 2015 of Study 6-101 Phase 1 proof of concept study in the Glucagon Emergency Management (GEM) Program to compare the pharmacokinetic and pharmacodynamic properties of BIOD-961 to two marketed glucagon products; announcement of top line data projected towards the end of first calendar quarter 2015

●

On track for initiation in the second calendar quarter of 2015 of multi-dose Phase 2b Study 3-250 in type 2 diabetes patients with moderate insulin resistance who will receive BIOD-531 or Humalog® Mix 75/25 twice daily for a total of 18 weeks

Dr. Errol De Souza, president and chief executive officer of Biodel, stated: “We are off to a great start in 2015. In early January we announced positive data from Study 3-151, a Phase 2a Meal Study of BIOD-531, our concentrated ultra-rapid-acting insulin candidate, in diabetes patients who have significant insulin resistance and who are using greater than 150 units of insulin per day or greater than 100 units in a single injection. The positive data from Study 3-151 comes on the heels of the previously announced Phase 2a meal study data from Study 3-152, which demonstrated superiority of BIOD-531 versus Humalog® Mix 75/25 and Humulin® R U-500 in diabetes patients who have moderate insulin resistance. In addition to showing superiority in post meal glucose control against marketed insulin comparators, BIOD-531’s unique profile has shown flexibility in dosing both pre and post meal. We are initiating studies to complete the toxicology and chemistry, manufacturing and controls requirements for pivotal trials while at the same time initiating a multi-dose, Phase 2b trial comparing BIOD-531 to Humalog® Mix 75/25 in type 2 diabetes patients with moderate insulin resistance. In addition, we continue to advance the GEM program and remain on target to announce the top line results of the Phase 1 proof-of-concept study towards the end of this calendar quarter.”

First Quarter Financial Results

Biodel reported a net loss of $4.7 million, or $0.20 per share, for the quarter ended December 31, 2014. These results compare to a net loss of $2.4 million, or $0.12 per share, for the quarter ended December 31, 2013.

Biodel did not recognize any revenue during the quarters and ended December 31, 2014 or 2013.

Exhibit 99.1

At December 31, 2014, Biodel had cash and cash equivalents of $19.7 million and 23.5 million shares of common stock outstanding.

About Biodel Inc.

Biodel Inc. is a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for diabetes that may be safer, more effective and more convenient for patients. Biodel's product candidates are developed by applying proprietary technologies to existing drugs in order to improve their therapeutic profiles. More information about Biodel is available at www.biodel.com.

Conference Call and Webcast Information

Biodel's senior management will host a conference call on February 12, 2015 beginning at 5:00 p.m. Eastern Time to discuss these results and provide a company update. Live audio of the conference call will be available to investors, members of the news media and the general public by dialing +1 (877) 407-7181 (United States) or +1 (201) 689-8047 (international). To access the call by live audio webcast, please log on to the investor section of the company's website at www.biodel.com. An archived version of the audio webcast will be available on Biodel's website until February 19, 2015. Interested parties may also access an audio replay by dialing (877) 660-6853 (US) (201) 612-7415 (International) and entering conference ID number 13588552.

Exhibit 99.1

Biodel Inc.

Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	September	December
	30,	31,
	2014	2014
		(unaudited)
ASSETS
Current:
Cash and cash equivalents	$24,588	$19,726
Prepaid and other assets	316	895

Total current assets	24,904	20,621

Property and equipment, net	481	380
Intellectual property, net	40	39

Total assets	$25,425	$21,040

LIABILITIES AND STOCKHOLDERS' EQUITY
Current:
Accounts payable	$172	$435
Accrued expenses:
Clinical trial expenses	214	210
Payroll and related	958	645
Accounting and legal fees	131	173
Other	141	225
Income taxes payable	—	2

Total current liabilities	1,616	1,690

Common stock warrant liability	1,014	468

Total liabilities	2,630	2,158

Commitments
Stockholders' equity:
Convertible Preferred stock, $.01 par value; 50,000,000
shares authorized, 1,950,000 and 1,950,000 Series B issued
and outstanding at September 30, 2014 and December 31,
2014	19	19
Common stock, $.01 par value; 62,500,000 shares
authorized; 23,079,543 and 23,453,075 issued and
outstanding at September 30, 2014 and December 31, 2014	231	235
Additional paid-in capital	252,104	252,874
Accumulated deficit	(229,559)	(234,246)

Total stockholders' equity	22,795	18,882

Total liabilities and stockholders' equity	$25,425	$21,040

Exhibit 99.1

Biodel Inc.

Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended
	December 31,
	2013	2014
Revenue	$—	$—

Operating expenses:
Research and development	3,741	3,407
Government grant	(97)	—
General and administrative	1,396	1,833

Total operating expenses	5,040	5,240
Other (income):
Interest and other income	(16)	(9)
Adjustment to fair value of common stock
warrant liability	(2,586)	(546)

Loss before tax provision	(2,438)	(4,685)
Tax provision	5	2

Net loss	$(2,443)	$(4,687)

Net loss per share — basic and diluted	$(0.12)	$(0.20)

Weighted average shares outstanding — basic and
diluted	21,073,676	23,435,844

Exhibit 99.1

Safe-Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements about future activities related to the clinical development plans for Biodel's product candidates, potential timing, design and outcomes of clinical trials and Biodel's ability to develop and commercialize its product candidates. Forward-looking statements represent Biodel's management's judgment regarding future events. All statements, other than statements of historical facts, including statements regarding Biodel's strategy, future operations, future clinical trial results, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Biodel's forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, the progress, timing or success of Biodel's research and development and clinical programs for Biodel's product candidates; Biodel's ability to conduct the development work necessary to finalize the formulation and design of Biodel's auto-reconstitution glucagon rescue product candidate, as well as the preclinical studies, clinical trials and manufacturing activities necessary to support the filing of a new drug application, or NDA, to the U.S. Food and Drug Administration, or FDA, for that product candidate; Biodel's ability to engage a strategic partner in the further development of Biodel's prandial ultra-rapid-acting insulin formulations, including BIOD-531, which uses regular human insulin, or RHI, as the active pharmaceutical ingredient, and Biodel's insulin analog-based formulations; the success of Biodel's formulation development work to improve the stability of Biodel's newer ultra-rapid-acting insulin analog-based formulations while maintaining the pharmacokinetic and injection site toleration characteristics associated with earlier formulations; the results of Biodel's real-time stability programs for Biodel's RHI-, insulin analog- and glucagon-based product candidates, including the reproducibility of earlier, smaller scale, stability studies and Biodel's ability to accurately project long term stability on the basis of accelerated testing; Biodel's ability to accurately anticipate technical challenges that the company may face in the development of Biodel's ultra-rapid-acting RHI- and insulin analog-based product candidates or Biodel's glucagon rescue product candidates; Biodel's ability to secure approval by the FDA for Biodel's product candidates under Section 505(b)(2) of the Federal Food, Drug and Cosmetic Act; Biodel's ability to enter into collaboration arrangements for the commercialization of Biodel's product candidates and the success or failure of any such collaborations into which the company enters, or Biodel's ability to commercialize its product candidates on its own; Biodel's ability to enforce Biodel's patents for Biodel's product candidates and Biodel's ability to secure additional patents for Biodel's product candidates; and other factors identified in our most recent annual report on Form 10-K for the fiscal year ended September 30, 2014. The company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.

BIOD-G
CONTACT:
John Graziano
+1-646-378-2942
Source: Biodel, Inc.